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                                                                    EXHIBIT 10.8

                            STOCK PURCHASE AGREEMENT

            STOCK PURCHASE AGREEMENT dated February 27, 1992 by and among INTELLIGENT INFORMATION INCORPORATED, a Delaware corporation with offices at 1315 Washington Blvd., Stamford, Connecticut 06902 (the "Purchaser"), and MICHAEL J. PRYSLAK ("Pryslak") and DENNIS M. ROLAND ("Roland", and together with Pryslak, the "Sellers").

            WHEREAS, each of the Sellers owns fifty (50) shares (the "Shares") of the Common Stock, no par value (the "Common Stock"), of Quotes, Plus ..., Inc., a Colorado corporation (the "Company"), which Shares constitute all of the issued and outstanding capital stock of the Company; and

            WHEREAS, the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, the Shares for the Purchase Price (as hereinafter defined) and upon the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and provisions herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES

            Section 1.1 Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, the Sellers hereby sell, transfer and assign to the Purchaser the Shares and deliver to the Purchaser certificates representing the Shares, duly endorsed in blank, against receipt of payment of the Purchase Price therefor as provided in Section 1.2 hereof.

            Section 1.2 Purchase of Shares; Payment.

            (a) Upon the terms and subject to the conditions of this Agreement, the Purchaser hereby purchases, acquires and accepts the Shares and, in consideration therefore, in addition to amounts already paid to Sellers by Purchaser, Purchaser shall pay to Sellers on a monthly basis an amount equal to two and a half percent (2.5%) of Purchaser's gross revenues (as determined in accordance with generally accepted accounting principles) (the "Purchase Price Payment"), provided, however, that the Purchase Price Payment shall, in no event be less than three thousand dollars ($3,000) per month.

            (b) Notwithstanding the provisions of Section 1.2(a) hereof, the sum of all Purchase Price Payments to Sellers commencing on
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the date hereof, in the aggregate, shall be capped at specified amounts as follows:

                  (i) If, at any time commencing on the date hereof and ending on December 31, 2002, the sum total of all Purchase Price Payments to Sellers, in the aggregate, by Purchaser equals or exceeds $6,000,000 (the "Purchase Price Payment Cap"), then Purchaser shall have no further obligation to make additional Purchase Price Payments;

                  (ii) If, by December 31, 2002, the sum total of all Purchase Price Payments to Sellers, in the aggregate, by Purchaser is less than $6,000,000 and Purchaser does not pay Sellers such additional amounts as are necessary to make up the difference between the aggregate Purchase Price Payments and the Purchase Price Payment Cap, then for the period commencing January 1, 2003 and ending December 31, 2003 (as set forth in Sections 1.2(b)(i) above), the Purchase Price Payment Cap shall be adjusted to $7,000,000;

                  (iii) If, by December 31, 2003, the sum total of all Purchase Price Payments to Seller by Purchaser is less than the Purchase price payment cap (as set forth in Sections 1.2(b)(i) and (ii) above) and Purchaser does not pay Sellers such additional amounts as are necessary to make up the difference between the aggregate Purchase Price Payments and the Purchase Price Payment Cap, then the Purchase Price Payment Cap shall be further adjusted to $8,000,000 for all times thereafter.

            (c) Except as provided in Article VI hereof, amounts payable pursuant to this Section 1.2 shall be paid by the Purchaser within fifteen (15) days after the end of each calendar month. Each payment made by the Purchaser hereunder shall be accompanied by a statement, signed by the Purchaser, setting forth in reasonable detail the calculation thereof. Sellers or their agents shall have the right to review records and check computers during reasonable hours and for reasonable times. Purchaser agrees have its accountants provide each year, within a reasonable time, certified copies of its regular annual audits to each Seller until the year following the time when the Purchaser shall have no further obligation to make additional Purchase Price Payments.


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            Section 1.3 Closing Date. The closing (the "Closing") of the transactions contemplated hereby was held at the offices of Brown Raysman & Millstein, 120 West 45th Street, New York, New York, at 10:00 A.M., New York City time, on the date hereof. The time and date of the Closing is referred to herein as the "Closing Date". At the Closing, in addition to the sale and transfer of the Shares, there was delivered by the parties hereto such certificates, opinions and other documents as are specified in Article IV hereof.

            Section 1.4 Transfer Taxes. Each of the Sellers shall be responsible for all transfer and similar taxes assessed or payable in connection with the sale and transfer of the Shares and the transactions contemplated herein.

                                   ARTICLE II

                               REPRESENTATIONS AND
                            WARRANTIES OF THE SELLERS

            The Sellers hereby jointly and severally represent and warrant to, and agree with, the Purchaser as follows:

            Section 2.1 Standing.

            (a) Except as set forth in Schedule 2.1 hereto, the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Company has the corporate power to own or lease its properties (such properties being hereinafter referred to as "Property") and assets and to carry on its business as now conducted. The Company is duly qualified, admitted or otherwise authorized to transact business, and is in good standing, as a foreign corporation in the state of Florida, and such jurisdiction constitutes the only jurisdiction in which the conduct or nature of the Company's business or the ownership or leasing of its properties or assets requires it to be so qualified, admitted or otherwise authorized. The copies of the Certificate of Incorporation, By-Laws, stock transfer records and minute books of the Company previously delivered or exhibited to the Purchaser constitute true, correct and complete copies of such documents and reflect all amendments of the Company's Certificate of Incorporation and By-Laws and minutes of all actions taken by the stockholders and directors of the Company held through and including the date of this Agreement. The Company does not own any shares of, or control, directly or indirectly, or have any equity interest in, any


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corporation, partnership, joint venture, association or other business organization.

            Section 2.2 Capitalization; Options or Other Rights.

            (a) The Company has authorized capital stock consisting of one thousand (1,000) shares of Common Stock, no par value, of which one hundred
(100) Shares are issued and outstanding as of the date hereof. All of such issued and outstanding Shares have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of any preemptive rights. There are no commitments, plans or arrangements to issue or sell, and no outstanding options, warrants, convertible securities or other rights calling for the issuance of, additional shares of authorized but unissued, unauthorized or treasury shares of the capital stock or other equity securities of the Company.

            (b) Each of the Sellers is the record and beneficial owner of fifty
(50) Shares of the Company, free and clear of any Lien. None of such Shares is the subject of any voting trust agreement or other agreement relating to the voting thereof or restricting in any way the sale or transfer thereof. Each of the Sellers has full right and authority to transfer such Shares pursuant to the terms of this Agreement.

            Section 2.3 Authorization; Contravention; Consents and Approvals.

            (a) Each of the Sellers is of full age and has the legal capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of each of the Sellers enforceable in accordance with its terms.

            (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with respect to the Company or either of the Sellers, as the case may be, result in a breach in the terms or conditions of, or constitute a default under, or violate, or require, as the case may be: (1) any provision of any law, regulation or ordinance, (2) the Certificate of Incorporation or By-Laws of the Company, (3) any agreement, lease, mortgage or other instrument or undertaking, oral or written, to which the Company or either of the Sellers is a party or by which any of them or any of their properties or assets is or may be bound or affected,
(4) any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body or (5) any action of or by, or filing with, any governmental body, agency or official.


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            (c) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, require any action, consent or approval of any person, entity or governmental body.

            Section 2.4 Property and Assets. The Company has good, valid and marketable title to, or valid and enforceable leasehold interests in, all of its properties and assets, in all cases subject to no liens, claims, restrictions, options or other agreements or rights to purchase or sell, charges, security interests or other encumbrances of any kind (such rights being hereinafter referred to as "Liens") or other defects in title of any nature whatsoever, and all of such properties and assets are set forth on Schedule 2.4 hereto.

            Section 2.5 Undisclosed Liabilities. Except as set forth in Schedule
2.5 hereto, the Company does not have any direct or indirect liability, indebtedness, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, known or unknown, contingent or otherwise (such liabilities being hereinafter referred to as "Liabilities") and whether due or to become due, or arising out of transactions entered into, or any state of facts existing, on or prior the date hereof.

            Section 2.6 Tax Matters. The Sellers have elected, in compliance with all applicable legal requirements to be taxed under Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code"), and the corresponding provisions under any applicable state or local laws, and such elections are in effect for the Company. The Company does not have any liability, absolute or contingent, for the payment of any income taxes under the Code or under the laws of such states or localities which afford tax treatment similar to that under Subchapter S. For all periods since its inception, the Company has filed and will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authorities) all tax and information returns and reports required to be filed under applicable law and all such returns and reports are accurate and complete, including without limitation, all matters concerning withholding on amounts payable to employees as compensation. The Company has paid, or has made adequate provision for, the payment of all taxes and levies of every kind, character and description relating to the Company (including interest and penalties thereon) (collectively "Taxes") which have become due on or before the date hereof. Neither the Sellers nor the Company have taken any action which would jeopardize the eligibility of the Company to be taxed pursuant to the provisions of Subchapter S under the Code or under any comparable state or local law. The Company has not been the subject of any audit, examination or adjustment of any Taxes and, to the knowledge of the Sellers, there are no


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audits pending or threatened. There are no liens for Taxes imposed or threatened by any Federal, state, local or foreign authority outstanding against the Company or any of its properties or assets except for liens for current taxes not yet due and payable. There is not now in force any extension of time with respect to the date on which any tax return was or is due to be filed by or with respect to the Company, or any waiver or agreement by the Company, for the extension of time for the assessment of any Taxes.

            Section 2.7 Proprietary Property.

            (a) Schedule 2.7 hereto sets forth a complete list of (i) all computer programs, including the related documentation and specifications, owned or used by the Company or Pryslak in connection with the Company's business,
(ii) all inventions which are the subject of issued United States or foreign letters patent or applications therefor or with respect to which ownership is otherwise claimed, all trade names and trade and service marks used by the Company, including those for which an application for registration is pending, and all writings for which copyright is claimed, has been recorded or is pending, in each case which are used or held for use by the Company, (iii) all license or other agreements pursuant to which the Company is obligated to pay or entitled to receive royalties or other fees in connection with the sale, development or licensing of the above and (iv) all other agreements relating to know-how, including, without limitation, technology, technical knowledge, source code, object code, proprietary rights, patented or unpatented inventions, trade secrets, analytical methodology, processes, data and all other information or experience possessed by the Company, the Sellers or any of their respective affiliates, or which the Company, the Sellers or any of their respective affiliates has the right to use or which the Company, the Sellers or their respective affiliates is licensed or authorized to use by others or licenses or authorizes others to use ("Know-how", and together with all of the foregoing, the "Proprietary Property"). Except as set forth in Schedule 2.7, the Company is the sole and exclusive holder of all patents, copyrights and trade name and trademark registrations and is the sole and exclusive owner of, with all right, title and interest in and to (in each case, free and clear of any Liens excluding any license agreement set forth in Schedule 2.7), the Proprietary Property and Know-how set forth in Schedule 2.7 and has sole and exclusive rights (without being contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which they are being used, and no consent of third parties is required for the use thereof by the Company or the Purchaser upon completion of the transactions contemplated hereby.


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            (b) Except as set forth in Schedule 2.7, no claims have been asserted by any person to the ownership or use of any Proprietary property or Know-how or challenging or questioning the validity or effectiveness of any such license or agreement, and the Sellers do not know of any reason that could result in any such claim and, except as set forth herein, the use of the Proprietary Property and the Know-how by the Company and the disclosure and delivery of the Proprietary Property and the Know-how to the Purchaser do not infringe on the rights of any person nor is there any pending, or, to the knowledge of the Sellers, threatened, claim or allegation that the Company is engaged in such infringement. All of the patent, copyright, trademark and trade name registrations listed or required to be listed in Schedule 2.7 are in full force and effect. No other person has any right to use any patent, copyright, trademark or trade name listed or required to be listed in Schedule 2.7 for similar or related products in competition with any Proprietary Property, and to the best of the knowledge of the Sellers, no other person is infringing any of the Proprietary Property or Know-how.

            (c) The computer programs included within the Proprietary Property and offered or being developed by the Company are, or shall be, free from any defects which would in any way have a material adverse effect on the functioning of such software in accordance with the specifications therefor and contain, or shall contain, all current revisions of such computer programs, including all specifications, documentation and other Know-how related thereto. See Schedule
2.7 for further specifications and known limitations.

            Section 2.8 Litigation. There is no pending or, to the knowledge of the Sellers, threatened, legal, administrative, arbitration or other proceeding or governmental investigation which could affect the Company or the Sellers or the transactions contemplated hereby, and the Sellers do not know of any reason that could result in any such proceeding or investigation. Neither the Company nor either of the Sellers is subject to, and there is not outstanding, any judgment, award, order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal relating to the Company or the Sellers.

            Section 2.9 Compliance with Applicable Laws. The Company is not in violation or breach of any, and the business and operations of the Company comply in all material respects and are being conducted in accordance with all, governing laws, regulations and ordinances applicable thereto, federal, state, local or foreign, and the Company is not in violation of or in default under, any judgment, award, order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal.


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            Section 2.10 Employee Compensation; Labor Matters.

            (a) The Company does not have any outstanding liability for payment of wages, commissions, vacation pay (whether accrued or otherwise), salaries, fees, bonuses, reimbursable employee business expenses, pensions, contributions under any employee benefit plans or any other compensation or perquisites, current or deferred, under any labor, employment or consulting contracts, whether oral or written, based upon or accruing with respect to those services of the employees of the Company performed prior to the Closing Date.

            (b) There are no employment, severance, termination, consulting, bonus, profit sharing, percentage compensation, deferred compensation, stock purchase or stock option plans, collective bargaining or other compensation plans, agreements, commitments or arrangements maintained by the Company with any present or former directors, officers or employees thereof or any of their affiliates. The Company maintains no "employee pension benefit plan" or "employee benefit plan" as such terms are defined in Sections 3(2) and 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

            Section 2.11 Agreements and Other Rights. Schedule 2.11 hereto lists all agreements, commitments or arrangements, whether written or oral to which the Company is a party (the "Contracts"), copies of which have previously been delivered to the Purchaser. The Contracts have been duly authorized and delivered by the Company, are in full force and effect and constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms. As to the Contracts, (1) there are no existing breaches or defaults by any party thereunder, (2) no event, act or omission has occurred or, as a result of the consummation of the transactions contemplated hereby, will occur which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default thereunder or give cause for termination thereof, (3) none of them will result in any material loss to the Company upon completion or performance thereof and (4), to the knowledge of the Sellers, none of the parties to such Contracts intends to cancel, renegotiate or exercise or not exercise any option under any such Contract. See notations on Schedule 2.11 for exceptions to the foregoing representations.

            Section 2.12 Entire Business; Competing Activities.

            (a) No portion of the business of the Company is conducted by the Sellers (except in their capacities as officers and/or directors of the Company) or any affiliate thereof and all of the assets and properties necessary for the conduct of the business of the Company as presently conducted are exclusively owned or leased by the Company and used by the Company and its


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customers and not by the Sellers or any of their affiliates. Schedule 2.12 sets forth all agreements, commitments or arrangements between the Company, on the one hand, and the Sellers or any of their affiliates, on the other hand, and all agreements, commitments or arrangements by and among the Sellers relating to the Company (the "Related Party Agreements").

            (b) Neither the Sellers nor any of their respective affiliates has any direct or indirect interest, either by way of stock ownership or otherwise, in any firm, corporation, association or business enterprise which competes with the Company or is a supplier, client, customer or agent of, or is otherwise engaged in the business engaged in by, the Company.

            Section 2.13 Copies of Documents. The Sellers have delivered to Purchaser true and correct copies of all documents listed on the Schedules hereto.

            Section 2.14 Finders' Fee. There is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, the Sellers who might be entitled to any fee or commission from the Purchaser, any of its affiliates or the Company upon the consummation of the transactions contemplated by this Agreement.

            Section 2.15 Accuracy of Representations, Etc. The representations and warranties made in this Agreement, and in any statement, certificate, exhibit, schedule or other document furnished or made available by the Sellers to the purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby, do not contain any statement which is false or misleading with respect to any material fact and do not omit to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein not materially false or misleading.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

            The Purchaser hereby represents and warrants to the Sellers as follows:

            Section 3.1 Corporate Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own or lease its properties and assets and to carry on its business as now being conducted.

            Section 3.2 Authorization, Etc. The Purchaser has full corporate power and authority to execute and deliver this


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Agreement and to carry out the transactions contemplated hereby. The Board of
Directors of the Purchaser has duly authorized the execution and delivery of this Agreement and the transactions contemplated hereby, and no other corporate proceedings on the part of the Purchaser is necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of the Purchaser, enforceable in accordance with its terms. No further action, consent or approval of any person, entity or governmental body is required by the Purchaser for the execution and delivery of, this Agreement or the consummation of the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of the terms or conditions of, or constitute a default under, or violate, as the case may be,
(1) any provision of any law, regulation or ordinance, (2) the Certificate of Incorporation or By-Laws of the Purchaser, (3) any agreement, lease, mortgage or other instrument or undertaking, oral or written, to which the Purchaser is a party or by which it or any of its properties or assets is or may be bound or affected, or (4) any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body.

            Section 3.3 Purchase for Investment. The Purchaser is acquiring the Shares for investment and not with a view to the sale or distribution thereof in violation of the Securities Act of 1933, as amended.

            Section 3.4 Finders' Fee. There is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, the Purchaser or any of its affiliates who might be entitled to any fee or commission from the Sellers or any of their affiliates upon consummation of the transactions contemplated by this Agreement.

            Section 3.5 Accuracy of Representations. The representations and warranties made by the Purchaser in this Agreement, and in any statement, certificate, exhibit, schedule or other document furnished or made available by the Purchaser to the Sellers pursuant to this Agreement or in connection with the transactions contemplated hereby, do not contain any statement which is false or misleading with respect to any material fact and do not omit to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein not materially false or misleading.


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                                   ARTICLE IV

                              CLOSING DELIVERABLES

            At the Closing, the following actions took place:

            Section 4.1 Authority. The Purchaser and the Sellers, as the case may bet, received all documents it or they may have reasonably requested relating to the authority of each of the Sellers and the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby.

            Section 4.2 Opinion of the Company's and Sellers' Counsel. The Sellers delivered to the Purchaser the opinion of Russo & Baker, P.A., counsel to the Company and the Sellers, as to certain matters covered by Article II hereof in the form of Exhibit A hereto.

            Section 4.3 Resignations. The Purchaser received the resignations of all directors and officers of the Company effective as of the Closing Date.

            Section 4.4 Employment Agreements. The Purchaser and each of the Sellers entered into Employment Agreements in the form of Exhibits B-1 and B-2 hereto.

            Section 4.5 Releases. The Purchaser received releases from each of the Sellers from all claims which the Sellers may have against the Company in the form of Exhibit C hereto.

            Section 4.6 Consents. The Purchaser and the Sellers, as the case may be, were furnished with appropriate evidence of the granting of all approvals, authorizations and consents required to consummate the transactions contemplated hereby.

            Section 4.7 Opinion of Purchaser's Counsel. The Purchaser delivered to the Sellers the opinion of Brown Raysman & Millstein, counsel to the Purchaser, as to certain matters covered by Article III hereof in the form of Exhibit D hereto.

            Section 4.8 Assignment of Trademark. The Sellers and the Company assigned to the Purchaser all of their right, title and interest in and to certain property used by the Company pursuant to an Assignment in the form of Exhibit E hereto.

                                    ARTICLE V

                             NATURE AND SURVIVAL OF
                         REPRESENTATIONS AND WARRANTIES

            All statements contained herein or in any certificate, schedule or other document delivered pursuant hereto shall be


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deemed representations and warranties by the person delivering the same. All representations and warranties shall survive the Closing and shall not be affected by any investigation at any time made by or on behalf of the Purchaser, on the one hand, or the Sellers, on the other hand.

                                   ARTICLE VI

                                 INDEMNIFICATION

            (a) The Sellers hereby agree to indemnify and hold harmless the Purchaser, its affiliates and the Company from and against any liabilities or obligations, damages, losses, claims, encumbrances, costs or expenses (including attorneys' fees) of any nature, whether absolute, contingent or otherwise (any or all of the foregoing herein referred to as "Loss") insofar as a Loss (or actions in respect thereof) whether existing or accruing prior or subsequent to the Closing Date arises out of or is based upon any misrepresentation (or alleged misrepresentation) or breach (or alleged breach) of any of the warranties, covenants or agreements made by the Sellers or any of them in this Agreement or in any statement, certificate, schedule, exhibit or other document made or delivered pursuant hereto to the Purchaser by or on behalf of the Sellers or any of them.

            (b) The Purchaser hereby agrees to indemnify and hold harmless the Sellers and their respective affiliates from and against Loss insofar as such Loss (or actions in respect thereof) whether existing or accruing prior or subsequent to the Closing Date arises out of or is based upon any misrepresentation (or alleged misrepresentation) or breach (or alleged breach) of any of the warranties, covenants or agreements made by the Purchaser in this Agreement or in any statement, certificate, schedule, exhibit or other document made or delivered pursuant hereto to the Sellers by or on behalf of the Purchaser.

            (c) No claim for indemnification hereunder shall be valid unless notice of the matter which may give rise to such claim is given in writing by the Indemnitees to the persons against whom indemnification is sought (the "Indemnitors") as soon as reasonably practicable after such Indemnitees become aware of such claim, provided that the failure to notify the Indemnitors shall not relieve them from any liability which they may have to the Indemnitees otherwise than under this Article VI unless the Indemnitors shall be irreparably prejudiced by such failure. Such notice shall state that the Indemnitors are required to indemnify the Indemnitees for a Loss and shall specify the amount of Loss and the relevant details thereof. If, within 60 calendar days of receipt of such notice, the Indemnitors have not notified the Indemnitees that they object to such claimed Loss explaining the relevant details of the reasons for


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such objection, then the Indemnitors shall be deemed to have waived any objections to such claimed Loss.

            (d) The Indemnitors shall have the right to settle and to defend, through counsel reasonably satisfactory to the Indemnitees at the Indemnitors' expense, any action which may be brought in connection with all indemnifiable matters subject to this Article VI (a "Third Party Action"). In such event, the Indemnitees of the Loss in question and any successor thereto shall permit the Indemnitors access to their books and records to the extent necessary for the defense of any Third Party Action and otherwise cooperate with the Indemnitors in connection with such action, provided that the Indemnitees shall have the right fully to participate in such defense at their own expense. The defense by Indemnitors of any such action shall not be deemed a waiver by the Indemnitors of their right to assert a Dispute with respect to the responsibility of the Indemnitors with respect to the Loss in question. The Indemnitors shall have the right to settle or compromise any claim against the Indemnitees without the consent of the Indemnitees provided that the terms thereof provide for the unconditional release of the Indemnitees and require the payment of monetary damages only. If the Indemnitors shall fail to take timely action to defend any such action, the Indemnitees involved shall have the right to assume the defense thereof with counsel of its choosing, at the Indemnitors' expense, and defend, settle or otherwise dispose of such action.

            (e) Amounts payable to the Purchaser pursuant to the indemnification provided in section (a) of this Article VI may, at the Purchaser's option, be set off against the payments to be made by the Purchaser in accordance with
Section 1.2 hereof.

                                   ARTICLE VII

                                 NON-COMPETITION

            The Purchaser agrees that it will not develop, directly or indirectly, any assets having a functionality that is substantially similar to those assets of the Company that are currently operational or are foreseeable extensions or enhancements of currently operational programs, unless the development of such assets will not have any adverse effect on the Purchase Price Payments. The Purchaser further agrees that, in the event (a) Purchaser sells or otherwise transfers the System or the controlling shares of the Company to a third party, (i) the Purchaser will not, for a period of two (2) years after such sale or transfer, directly or indirectly, engage in the same or similar programs as are presently produced by the Company or that would be considered competition for the same customers, and (ii) such third party shall agree to be bound by all of the terms and conditions of this Agreement or (b) Purchaser grants a security interest in the System to any third party, Purchaser shall require such third party to agree that its security interest in the System is subject to the terms and conditions of this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            Section 8.1 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflicts of law).

            Section 8.2 Headings and Captions. The headings and captions contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            Section 8.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same instrument.

            Section 8.4 Entire Agreement. This Agreement, including all Exhibits and Schedules, constitutes the entire understanding among the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements made prior to the date hereof.

            Section 8.5 Assignment. This Agreement shall not be assignable by any party hereto; provided, however, that the Purchaser may assign its rights hereunder to any entity which acquires all or substantially all of its capital stock or assets, provided such assignee agrees to be bound by all of the terms and conditions of this Agreement, and Sellers may assign all of their right, title and interest in and to the Purchase Price Payment.

            Section 8.6 Separability. If any section, subsection or provision of this Agreement, or the application of such section, subsection or provision, is held invalid, the remainder of this Agreement and the application of such section, subsection or provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

            Section 8.7 Notices. All notices, consents or other communications required or permitted to be given by any party hereunder shall be in writing (including telecopy or similar writing) and shall be given by delivery or by certified or registered mail, postage prepaid, as follows:

            (a)   If to Sellers, to them at:

                  Mr. Michael J. Pryslak
                  10850 SW 42nd Street
                  Miami, Florida 33165
                  Telecopy: 305-223-5671

                  Mr. Dennis M. Roland
                  2020 South Fairplay Street
                  Aurora, Colorado 80014-4526
                  Telecopy: 303-369-8791

                  With a copy to:

                  Edmund P. Russo, Esq.
                  Russo & Baker, P.A.
                  4675 Ponce de Leon Blvd, Suite 301
                  Coral Gables, Florida 33146
                  Telecopy: (305) 665-4011

            (b)   If to Purchaser, to it at:

                  1315 Washington Blvd.
                  Stamford, Connecticut 06902
                  Attn: Mr. Robert M. Unnold
                  Telecopy: 800-554-9157

                  With a copy to:

                  Brown Raysman & Millstein
                  120 West 45th Street
                  New York, New York 10036
                  Attn: Michael Hirschberg, Esq.
                  Telecopy: (212) 840-2429

or at such other address or telecopy number (or other similar number) as any party may from time to time specify to the other parties hereto. Any notice, consent or other communication required or permitted to be given hereunder shall be deemed to have been given on the date of mailing, personal delivery or telecopy (provided the appropriate answerback is received) thereof and shall be conclusively presumed to have been received on the second business day following the date of mailing or, in the case of personal delivery, the actual day of personal delivery thereof, or, in the case of telecopy delivery, when such telecopy is transmitted, except that a change of address shall not be effective until actually received.

            Section 8.8 Costs. Except as provided in Article VI and Section 8.13 hereof, each party will pay its own costs and expenses involved in carrying out the transactions contemplated by this Agreement.

            Section 8.9 Waiver. Waiver by any of the parties of any term, provision or condition of this Agreement shall not be construed to be a waiver of any other term, provision or condition. Failure or delay by any party to require performance of any provision of this Agreement will not affect or impair such party's right to require full performance of such provision at any time thereafter.

            Section 8.10 Exhibits and Schedules. The Exhibits and Schedules are part of this Agreement as if set forth fully herein.

            Section 8.11 Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of the parties hereto.

            Section 8.12 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, under applicable laws and regulations or otherwise, to fulfill its or his obligations under this Agreement and to consummate the transaction's contemplated by this Agreement.

            Section 8.13 Attorneys' Fees. In the event of any litigation hereunder, the prevailing party shall be entitled to recover the reasonable attorneys' fees and other costs incident to such litigation, including appeals, from the losing party.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                    INTELLIGENT INFORMATION INCORPORATED


                                    By: /s/ Robert M. Unnold
                                        ----------------------------
                                        Robert M. Unnold
                                        Chief Executive Officer


                                        /s/ Michael J. Pryslak
                                        ----------------------------
                                        Michael J. Pryslak


                                        /s/ Dennis M. Roland
                                        ----------------------------
                                        Dennis M. Roland

      Schedule 1.2
      Allocation of Purchase Price Payments

      The Sellers agree that at the date of this Agreement, the Company owes Mr. Pryslak $47,484.62 and Mr. Roland owes the Company $31,389.20.

      The Sellers agree to waive this net liability to the Company and the Purchaser agrees to allocate the Purchase Price Payments as follows:

      Of the first $157,748.00 of Purchase Price Payments, Mr. Pryslak will receive $0.75 and Mr. Roland will receive $0.25 of each $1.00 due, then for all additional Purchase Price Payments, Mr. Pryslak will receive $0.50 and Mr. Roland will receive $0.50 of each $1.00 due.

      Schedule 2.1
      Standing

      The Company failed to file a biannual report with the Secretary of State of Colorado which was due on February 1, 1992 and is now suspended. To bring the Company back to "good" standing, a corporate report must be filed with the Secretary of State of Colorado. On February 18, 1992 the biannual report was mailed with the required $125.00 fee to the Secretary of State of Colorado. The Sellers shall pay or reimburse the Purchasers for all costs and expenses incurred in connection with restoring the good corporate status of the Company.

      Schedule 2.4
      Property and Assets

      Hollywood Federal Bank Account 751475
      Balance at time of Closing: $20.00

      Blank checks numbered 101 through 112 and __________ through 412.

      Novell Btrieve Database Management Software Library
      CXL Interface Software Library
      Greenleaf Serial Communications Software Library
      Microsoft C Compiler Software Version 6.0

      Business files and corporate minutes and stock transfer books including various records and correspondence.

      See also Proprietary Property set forth on Schedule 2.7 and Contracts set forth on Schedule 2.11.

      Schedule 2.5
      Liabilities

      As of November 22, 1991, Mr. Thomas M. Vockrodt, 13900 East Harvard Avenue, Suite 212, Aurora, Colorado 80014 claimed that Quotes Plus owed $985.12 for unspecified legal services. The Sellers shall remain liable for this amount and shall pay or reimburse the Company for all costs and expenses incurred in connection with the foregoing.

Schedule 2.7
Proprietary Property

Copyrighted Quote Alert Computer Program (Quote Alert Software or QAS). The QAS was written by Mr. Pryslak in the "C" computer language and is compiled with the Microsoft C Compiler, Version 6.0. The QAS source code is provided on computer diskettes along with object code for the following commercial software libraries which are used by the QAS to perform certain functions:

      Novell Btrieve Database Manager
      CXL Interface Library
      Greenleaf Serial Communications Library
      PC Quote DBAX Application Program Interface Software

Intelligent Information Incorporated has been using the Quote Alert software under a Quote Alert Service Agreement since August 1, 1991. Currently there are no known defects in the Quote Alert software.

The functions and use of the software are described in the Quote Alert System User's Guide dated October 1, 1990. While the QAS is intended to provide highly specialized functions relating to monitoring real-time financial data and sending such data to radio pagers, there are several known limitations of the QAS which apply to these specialized functions. These known limitations are:

      1. The QAS can only be used with a single user interface. That means only one person and one computer can be used to operate the system. To upgrade the system to support simultaneous multiple users the software must be modified to operate in a multi-user environment and additional equipment must be added. The Novell Btrieve database management system was selected for the QAS to more easily develop a multi-user interface on a Novell Local Area Network.

      2. The QAS can only dial out to one paging company computer at one time. To upgrade the system to support simultaneous calling to multiple paging company computers will require changing the logic of the out-dialing portion of the software and the addition of multi-channel equipment in the system computer.

      3. The QAS software is limited in the total number of Watched Items as bound by conventional computer memory. A Watched Item is either an item for a Price Alert or an item for a Volume Alert. For example, the stock IBM is an item. Each time a new item is added to the system, conventional computer memory is utilized. Adding an additional Price or Volume Alert for an item already being watched does not require additional memory, so no additional memory resource is required when a second customer desires to monitor IBM. This limitation can be upgraded to be bound by "Expanded" computer memory with software changes and hardware additions. it is estimated that the QAS can support approximately 1,100 Watched Items before use of Expanded computer memory is necessary.

      4. The number of customer records, including the number of customers, the number of Price Alerts, the number of Timed Quotes and the number of volume Alerts, is limited only by the disk storage capacity of the system computer.

      5. The QAS can only transfer messages to paging system computers that are "hard coded" into the computer program. This means that the addition or modification of the parameters associated with transferring messages to a paging company computer requires changing the source code of the program and recompiling the program. This limitation can be removed by changing the logic of the program to store paging company parameters in disk files instead of computer program memory.

      6. The QAS is limited to accessing real-time financial data provided through PC Quote's DBAX Application Program Interface, which includes software, security hardware and monthly service of a continuous stream of data. To access data from additional sources would require significant system changes.

      7. The QAS requires an uninterrupted power source.

The Sellers represent and warrant that neither the Quote Alert System User's Guide nor any document provided to or statements made to any person are inconsistent with the foregoing limitations.

Pending Trademark/Service Mark for the mark "QUOTE ALERT". Mr. Pryslak filed an application for a trademark for the term "QUOTE ALERT" on October 18, 1990 with the U.S. Department of Commerce, Patent and Trademark Office, Washington D.C. 20231. The application was assigned Serial Number 74/108661 on October 24, 1990. Mr. Gerald Seegars is the Examining Trademark Attorney in Law Office 6, telephone number 703 308-1031. On September 23, 1991 Mr. Seegars filed an "Examiner's Amendment" to the application to modify the international class the mark would be registered under. By executing this Stock Purchase Agreement, Mr. Pryslak assigns his rights to the "QUOTE ALERT" trademark application to the Purchaser, Intelligent Information Incorporated.

March 20, 1990
Quote Alert System Copyright Form TX
Registration Number TX 2-787-062

Schedule 2.11
Agreements and Other Rights

March 20, 1990

License Agreement between Quotes Plus, Inc. and Page America of New York, Inc.

This Agreement provides Page America with a license to use the Quote Alert software in the New York and Chicago areas. Page America has never paid Monthly Per Subscriber Fees (Section 8) or Monthly Maintenance Fees (Section 9). Page America has provided payment of the Lifetime License Fee (Section 10) and Installation and Training Costs (Section 11). No notices have been sent to or received from Page America regarding this Agreement. Contact Mr. Steve Sinn, 201 342-6676.

March 26, 1990

Confidential Information Agreement between Mr. Timothy J. Pusieko and Quotes Plus, Inc.

Mr. Pusieko was considered for a marketing position. Contact Mr. Timothy J. Pusieko, 404 978-1254 or 800 800- 3638.

March 26, 1990

Novell, Runtime License Agreement

This Agreement provides Quotes Plus with authority to use Novell software within its Quote Alert computer programs.

August 13, 1990

Service Facilitator Agreement between PC Quote, Inc. and Quotes Plus, Inc.

This Agreement gives QPI the ability to distribute Market Data through its Quote Alert software technology. PC Quote has agreements with various stock markets and financial exchanges to distribute Market Data for various purposes. This Service Facilitator Agreement provides Quotes Plus authority to further distribute Market Data through its applications. Included as Exhibit C is a Joint Marketing Agreement between PC Quote, Inc. and Quotes Plus, Inc. This Joint Marketing Agreement provides per-subscriber monthly royalties from Quotes Plus, Inc. to PC Quote, Inc. and per-system monthly royalties from PC Quote, Inc. to Quotes Plus, Inc. Contact Mr. Jay Keller, 312 786-5400 or 800 225-5657.

August 16, 1990

Copies of sections of agreements between PC Quote, Inc. and the New York Stock Exchange authorizing a Pilot Test of the Quote Alert service. These documents describe test of the Quote Alert service using Market Data from the Consolidated Tape Association exchanges, including the New York Stock Exchange and the American Stock Exchange. The Pilot Test program is scheduled to end on August 1, 1992. Contact Mr. John F. Cipriano, New York Stock Exchange, 212 656-2052 and Mr. Charles H. Faurot, American Stock Exchange, 212 306-1340.

August 30, 1990

Non-Disclosure Agreement between Motorola, Inc. and Quotes Plus, Inc. QPI fully disclosed its business plans and financial information monitoring application to Motorola. Contact Mr. Jim Page, 407 364-2776.

October 1, 1990

Licensing Agreement between USA Mobile Communications, Inc. and Quotes Plus,
Inc.

USA Mobile used the Quote Alert system for the one year term. USA Mobile is currently not using the system and has an outstanding balance owed to Quotes Plus of $1,410.00 as of February 10, 1992. No notices have been sent to or received from USA Mobile regarding this Agreement. Contact Mr. Stan Sech, 513 489-0122.

December 7, 1990

Copy of letter from NASDAQ Stock Market to PC Quote, Inc. authorizing use of NASDAQ Market Data on Quote Alert service. Contact Ms. Anne Pittman Durand, 301 590-6526.

March 19, 1991

Non-Written Understanding between SkyTel, NASDAQ Stock Market and Quotes Plus, Inc.

A service test began in the Spring of 1991 offering officers of NASDAQ-listed companies SkyTel paging services with Quote Alert service. Originally, NASDAQ was prepared to buy services from SkyTel and Quotes Plus and provide these services to NASDAQ-listed companies. No formal agreements exist. Contact Mr. Chris Ritter, SkyTel, 212 351-2333 or 800 759-6344 and Ms. Barbara Sweeney, NASDAQ, 202 728-8016.

March 25, 1991

Non-Written Understanding between The National Dispatch Center (NDC) and Quotes Plus, Inc.

Quotes Plus and NDC have agreed to offer the Quote Alert service under NDC's name STOCKMASTER for an equal sharing of profits. No written agreements have yet been proposed and no funds have been exchanged. Quotes Plus has been providing service to NDC (including service to customers of NDC) on a demonstration basis since early 1991. Contact Mr. John MacLeod, 619 481-9500 or 800 800-8449.

April 29, 1991

Copy of Agreement between PC Quote, Inc. and the Options Price Reporting Authority (OPRA).

This Agreement provides authorization for PC Quote to allow Quotes Plus to distribute OPRA Market Data through the Quote Alert system for a monthly per-subscriber fee. See the Federal Register, Volume 56, No. 104, May 30, 1991, Notices, Page 24434, Release No. 34-29214, File No. s7-8-90. Contact Mr. Joseph
P. Corrigan, 312 786-7190.

June 1, 1991

Service Agreement between Forsythe Communications, Inc. and Quotes Plus, Inc.

Forsythe is not using the Quote Alert service.

August 1, 1991

Service Agreement between Intelligent Information Incorporated and Quotes Plus, Inc.

December 9, 1991

Pending agreement between PC Quote, Inc. and the Toronto Stock Exchange to allow all Canadian Market Data to be distributed on the Quote Alert service. Contact Mr. Robert A. Moores, 416 947-4456.

Schedule 2.12

Entire Business; Competing Activities

Schedule of Assets owned by Sellers and used for the Company. The depreciated value of these Assets were. transferred from the Company's books effective February 29, 1992 as credit against the net outstanding loan from the Company to the Sellers. While employed by III, the Sellers will continue to use these Assets for the benefit of III.

Pryslak's Assets:                                                Value

      Furniture                                                  97.19
      Folding Table                                               8.48
      Filing Cabinet                                             16.40
      Printer EXP420                                             37.22
      Epson Equity II+ Computer                                 486.24
      Telephones                                                 58.43
      Hewlett Packard LaserJet IIP Printer                      286.53
      MIT 386-25 Computer                                      1146.56
      Answering Machine                                          34.44
      Everex 2400 Baud Modem                                     76.05
      Compaq LTE/286 Model 20 Computer                         1349.04
      2 GTE Telephones                                          171.50
      Tripp Lite UPS                                            174.19


Roland's Assets:                                                 Value

      Furniture                                                  97.19
      Target Computer Monitor                                    22.72


Mr. Pryslak is an Officer and equity partner in The Wright Agency, Inc., a Florida Corporation that provides telecommunications consulting and sales services to small businesses. Quotes Plus, Inc. uses long distance telephone service from Fairfield County Telephone Company and The Wright Agency receives commissions from Fairfield County Telephone Company for Quotes Plus' use of such services.

                                    EXHIBIT A

                                                               February __, 1992

Intelligent Information Incorporated
1315 Washington Blvd.
Stamford, Connecticut 06902

            Re: Stock Purchase Agreement by and among Intelligent Information Incorporated, Michael J. Pryslak and Dennis M. Roland

Dear Sirs:

            We are counsel to Quotes, Plus. . ., Inc., a Colorado corporation ("QPI"), and Michael J. Pryslak and Dennis M. Roland (the "Sellers") in connection with that certain Stock Purchase Agreement (the "Agreement") dated February __, 1992 by and among Intelligent Information Incorporated ("III") and the Sellers, and in connection with the consummation of the transactions contemplated by the Agreement.

            In so acting and as a basis for the opinions expressed below, we have examined executed copies of the Agreement and the documents delivered in connection with the Agreement (the "Documents"), certified copies of the Certificate of Incorporation and By-Laws of QPI, minutes of the meetings of the Board of Directors and stockholders of QPI and original or photostatic copies of such other records and other documents as we have deemed relevant and necessary for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to such opinions, we have relied upon certificates of the Sellers and officers of QPI and certificates of public officials of the States of Colorado and Florida.

            For purposes of the opinions expressed below, we have assumed that III has all requisite power and authority and has taken all necessary action to authorize, execute and deliver the Agreement and to consummate the transactions contemplated thereby.

Intelligent Information                -2-                     February __, 1992
  Incorporated


            Terms which are not otherwise defined herein have the respective meanings ascribed to them in the Agreement.

            Based upon and subject to the foregoing, we are of the opinion that:

            (1) QPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. QPI has the corporate power to own or lease its properties and assets and to carry on its business as now conducted. QPI is duly qualified to transact business, and is in good standing, as a foreign corporation in the State of Florida.

            (2) QPI has authorized capital stock consisting of one thousand (1,000) shares of Common Stock, no par value, of which one hundred (100) Shares are issued and outstanding as of the date hereof. All of such issued and outstanding Shares have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of any preemptive rights. There are no commitments, plans or arrangements to issue or sell, and no outstanding options, warrants, convertible securities or other rights calling for the issuance of, additional shares of authorized but unissued, unauthorized or treasury shares of the capital stock or other equity securities of QPI.

            (3) Each of the Sellers is the record and beneficial owner of fifty
(50) Shares of QPI, free and clear of any Lien. None of such Shares is the subject of any voting trust agreement or other agreement relating to the voting thereof or restricting in any way the sale or transfer thereof. Each of the Sellers has full right and authority to transfer such Shares pursuant to the terms of this Agreement.

            (4) Each of the Sellers is of full age and has the legal capacity to execute and deliver the Agreement and the Documents and to carry out the transactions contemplated thereby. The Agreement and the Documents have been duly executed and delivered by each of the Sellers and constitute the valid and binding obligations of each of the Sellers enforceable against the Sellers in accordance with their respective terms, except to the extent that such enforcement may be limited by any applicable bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights generally and except as such terms may be limited by the application of such general principles of equity as a court with proper jurisdiction may apply.

            (5) The execution, delivery and performance of the Agreement and the Documents and the consummation of the transactions contemplated thereby will not result in a breach in the

Intelligent Information                -3-                     February __, 1992
  Incorporated


terms or conditions of, or constitute a default under, or violate, as the case may be: (a) any provision of any law, regulation or ordinance, (b) the Certificate of Incorporation or By-Laws of QPI, (c) any agreement, lease, mortgage or other instrument or undertaking, oral or written, of which we are aware, to which QPI or either of the Sellers is a party or by which any of them or any of their respective properties or assets is or may be bound or affected or (d) any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body.

            (6) The execution and delivery by the Sellers of the Agreement and the Documents and the consummation of the transactions contemplated thereby require no further action, consent or approval of any person or entity.

            (7) There is no pending or, to the best of our knowledge, threatened legal, administrative, arbitration or other proceeding or governmental investigation which could affect QPI or the Sellers or the transactions contemplated by the Agreement. Neither QPI nor either of the Sellers is subject to any, and there is no outstanding, judgment, award, order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal relating to QPI or the Sellers.

            (8) To the best of our knowledge, QPI is not in violation or breach of any, and the business and operations of QPI comply in all material respects and are being conducted in accordance with all, governing laws, regulations and ordinances applicable thereto, Federal, state, local or foreign, and QPI is not in violation of or in default under, any judgment, award, order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal.

                                       Very truly yours,


                                       Russo & Baker, P.A.

                                   EXHIBIT B-1

                              EMPLOYMENT AGREEMENT

            AGREEMENT dated this ____ day of February, 1992, by and between INTELLIGENT INFORMATION INCORPORATED, a Delaware corporation with principal executive offices at 1315 Washington Blvd., Stamford, Connecticut 06902 ("III"), and DENNIS H. ROLAND, residing at 2020 South Fairplay Street, Aurora, Colorado 80014-4526 ("Employee").

                              W I T N E S S E T H :

            III is desirous of employing Employee, and Employee is desirous of being employed by III, all upon the terms and subject to the conditions hereinafter provided.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

            1. Employment. III agrees to employ Employee, and Employee agrees to be employed by III, upon the terms and subject to the conditions of this Agreement.

            2. Term. The employment of Employee by III as provided in Section 1 will be for a period of one (1) year commencing on the date hereof, unless sooner terminated as hereinafter provided (the "Term"), and shall automatically renew from year to year thereafter unless either party gives at least sixty (60) days prior written notice of termination.

            3. Duties; Best Efforts. Employee shall be responsible for creating and improving paging company contracts for equipment and air time in support of the delivery nationwide of the Quote Alert Service owned by III's wholly-owned subsidiary Quotes Plus..., Inc. ("QPI") and shall perform such other duties and responsibilities in reasonable support of the goals of III which may be assigned to him from time to time by the Chief Executive Officer of III. Employee shall devote substantially all of his business time, attention and energies to the business and affairs of III, shall use his best efforts to advance the best interests of III and shall not during the Term be actively engaged in any other business activity in any way to the detriment of III, whether or not such business activity is pursued for gain, profit or other pecuniary advantage.

            4. Compensation.

            (a) Base Salary. III shall pay to Employee a base salary (the "Base Salary") at a rate of $42,000 per annum, payable in equal semi-monthly installments during the Term.

            (b) Out-of-Pocket-Expenses. III shall promptly pay to Employee the reasonable expenses incurred by him in the performance of his duties hereunder, including, without limitation, those incurred in connection with business related travel or entertainment, or, if such expenses are paid directly by Employee, shall promptly reimburse him for such payment, provided that Employee properly accounts therefor.

            (c) Participation in Benefit Plans. Employee shall be entitled to participate in or receive benefits under any pension plan, profit sharing plan, health and accident plan or any other employee benefit plan or arrangement made available by III to its employees, with the minimum being a paid family health plan.

            (d) Vacation. Employee shall be entitled to two (2) weeks paid vacation days during the Term, prorated in the event Employee is employed hereunder for less than an entire year in accordance with the number of days in such year during which he is so employed. Employee shall also be entitled to all paid holidays given by III to its employees.

            (e) Bonus. Employee shall receive a bonus of $4,500 for securing the extension of the ongoing pilot programs with the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc. and the Options Price Reporting Authority, of which $2,700 has been paid on the date hereof and $l,800 shall be paid on March 27, 1992. In the event that such pilot programs are not extended, then the amount of the bonus shall be set off from the amounts payable to Employee pursuant to Section 1.2 of that certain Stock Purchase Agreement dated the date hereof by and among III, Employee and Michael J. Pryslak.

            5. Termination. Employee's employment hereunder shall be terminated upon Employee's death and may be terminated as follows:

            (a) In the event that Employee hereafter (i) shall fail to comply with any of the material terms of this Agreement, (ii) shall fail to perform his duties hereunder, (iii) shall disregard policy directions from the President or the Board of Directors of III, (iv) shall engage, in his capacity as an employee of III, in gross misconduct injurious to III or (v) shall be convicted of a crime involving moral turpitude.

            (b) Upon not less than thirty (30) days' written notice in the event that (i) Employee shall have become so incapacitated as to be unable to resume within the ensuing six (6) months his employment hereunder by reason of physical or mental illness or injury or (ii) Employee shall not have substantially performed his duties hereunder for three (3) consecutive months by reason of any such physical or mental illness or injury.

            If Employee disputes any termination pursuant to this Section 5, either Employee or III may seek to have such dispute adjudicated by arbitration in accordance with the then existing rules of the American Arbitration Association.

            6. Covenant Regarding Inventions and Copyrights. Employee shall disclose promptly to III any and all inventions, discoveries, improvements and patentable or copyrightable works initiated, conceived or made by him, either alone or in conjunction with others, during the Term and related to the business or activities of III, and he assigns all of his interest therein to III or its nominee; whenever requested to do so by III, Employee shall execute any and all applications, assignments or other instruments which III shall deem necessary to apply for and obtain letters patent or copyrights of the United States or any foreign country, or otherwise protect III's interest therein. These obligations shall continue beyond the conclusion of the Term with respect to inventions, discoveries, improvements or copyrightable works initiated, conceived or made by Employee during the Term and shall be binding upon Employee's assigns, executors, administrators and other legal representatives.

            7. Protection of Confidential Information. Employee acknowledges that he has been and will be provided with information about, and his employment by III will, throughout the Term, bring him into close contact with, many confidential affairs of III, including proprietary information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods, plans for future developments and other information not readily available to the public, all of which are highly confidential and proprietary and all of which were developed by III at great effort and expense. Employee further acknowledges that the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary and intellectual character, that the business of III will be conducted throughout the world (the "Territory"), that its products will be marketed throughout the Territory, that III competes and will compete in nearly all of its business activities with other organizations which are located in nearly any part of the Territory and that the nature of the relationship of Employee with III is such that Employee is capable of competing with III from nearly any location in the Territory. In recognition of the foregoing, Employee covenants and agrees:

                  (i) That he will keep secret all confidential matters of III and not disclose them to anyone outside of III, either during or after the Term, except with III's prior written consent;

                  (ii) That he will not make use of any of such confidential matters for his own purposes or the benefit of anyone other than III; and

                  (iii) That he will deliver promptly to III on termination of this Agreement, or at any time III may so request, all confidential memoranda, notes, records, reports and other confidential documents (and all copies thereof) relating to the business of III, which he may then possess or have under his control.

            8. Restriction on Competition. In recognition of the considerations described in Section 7 hereof and that the following covenant is a specific condition for the purchase by III of all of the shares of the capital stock of QPI owned by Employee, Employee covenants and agrees that, during the Term and for a period of two (2) years thereafter, Employee will not, directly or indirectly, (A) enter into the employ of, or render any services to, any person, firm or corporation engaged in any business competitive with the business of III or QPI in any part of the Territory in which III or QPI is actively engaged, or proposes to engage, in business on the date of termination; (B) engage in any such business for his own account; (C) become interested in any such business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor, franchisee or in any other relationship or capacity; (D) contact or solicit, or attempt to contact or solicit, any person, business or enterprise which has been contacted, orally or in writing, by III or QPI as a potential customer on or prior to the date of termination; or (E) hire, subcontract, employ or engage, or contact or solicit, or attempt to contact or solicit, for the purpose of hiring, contracting, employing or engaging, any person or entity who was an employee or subcontractor of III or QPI on or prior to the date of termination; provided, however, that
(x) the provisions of clause (A) shall not be deemed to preclude Employee from engagement by a corporation some of the activities of which are competitive with the business of III or QPI if Employee's engagement does not relate, directly or indirectly, to such competitive business and (y) nothing contained in this
Section 8 shall be deemed to prohibit Employee from acquiring or holding, solely for investment, publicly traded securities of any corporation some of the activities of which are competitive with the business of III so long as such securities do not, in the aggregate, constitute more than 2% of any class or series of outstanding securities of such corporation. Notwithstanding the foregoing, in the event III commits a material breach of its obligations under this Agreement and its obligations to make the payments specified in Section 1.2 of that certain Stock Purchase Agreement dated February __, 1992 by and among III, Employee and Michael J. Pryslak, the restrictions set forth in this Section 8 shall terminate.

            9. Specific Remedies. If Employee commits a breach of any of the provisions of Sections 6, 7 or 8 hereof, such violation shall be deemed to be grounds for termination pursuant to Section 5(a) hereof and III shall have (i) the right to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach will cause irreparable injury to III and that money damages will not provide an adequate remedy to III, and (ii) the right to require Employee to account for and pay over to III all compensation, profits, monies, accruals, increments and other benefits (collectively "Benefits") derived or received by Employee as a result of any transaction constituting a breach of any of the provisions of Sections 6, 7 or 8, and Employee hereby agrees to account for and pay over such Benefits to III.

            10. Independence, Severability and Non-Exclusivity. Each of the rights enumerated in Sections 6, 7 or 8 hereof and the remedies enumerated in
Section 9 hereof shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to III at law or in equity. If any of the covenants contained in Sections 6, 7 or 8, or any part of any of them, is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants or rights or remedies which shall be given full effect without regard to the invalid portions. The parties intend to and do hereby confer jurisdiction to enforce the covenants contained in Sections 6, 7 or 8 and the remedies enumerated in Section 9 upon the courts of any state of the United States and any other governmental jurisdiction within the geographical scope of such covenants. If any of the covenants contained in Sections 6, 7 or 8 is held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form said provision shall then be enforceable. No such holding of invalidity or unenforceability in one jurisdiction shall bar or in any way affect III's right to the relief provided in Section 9 or otherwise in the courts of any other state or jurisdiction within the geographical scope of such covenants as to breaches of such covenants in such other respective states or jurisdictions, such covenants being, for this purpose, severable into diverse and independent covenants.

            11. Successors; Binding Agreement. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective personal or legal representatives, executors, administrators, administrators cta, heirs, distributees, devisees, legatees, successors and assigns.

            12. Notices. All notices, consents or other communications required or permitted to be given by any party hereunder shall be in writing (including telecopy or other similar writing) and shall be given by personal delivery, certified or registered mail, postage prepaid, or telecopy (or other similar writing) as follows:

            To III:

                        1315 Washington Blvd.
                        Stamford, Connecticut
                        Attn: Mr. Robert N. Unnold
                              Chief Executive Officer
                        Telecopy: 800-554-9157

            With a copy to:

                        Brown Raysman & Millstein
                        120 West 45th Street
                        New York, New York 10036
                        Attn: Michael Hirschberg, Esq.
                        Telecopy: 212-840-2429

            To Employee:

                        2020 South Fairplay Street
                        Aurora, Colorado 80014-4526
                        Telecopy: 303-369-8791

            With a copy to:

                        T. Michael Carrington, Esq.
                        3201 South Tamarac Drive, Suite 204
                        Denver, Colorado 80231
                        Telecopy: 303-745-1585

or at such other address or telecopy number (or other similar number) as either party may from time to time specify to the other. Any notice, consent or other communication required or permitted to be given hereunder shall have been deemed to be given on the date of mailing, personal delivery or telecopy or other similar means (provided the appropriate answerback is received) thereof and shall be conclusively presumed to have been received on the second business day following the date of mailing or, in the case of personal delivery or telecopy or other similar means, the day of delivery thereof, except that a change of address shall not be effective until actually received.

            13. Modifications and Waivers. No term, provision or condition of this Agreement may be modified or discharged unless such modification or discharge is authorized by the Board of Directors of III and is agreed to in writing and signed by

Employee. No waiver by either party hereto of any breach by the other party hereto of any term, provision or condition of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

            14. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto relating to the subject matter hereof, superseding all negotiations, prior discussions, preliminary agreements and agreements relating to the subject matter hereof made prior to the date hereof.

            15. Law Governing. Except as otherwise explicitly noted, this Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflicts of law).

            16. Invalidity. Except as otherwise specified herein, the invalidity or unenforceability of any term or terms of this Agreement shall not invalidate, make unenforceable or otherwise affect any other term of this Agreement which shall remain in full force and effect.

            17. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            18. Attorneys' Fees. In the event of any litigation hereunder, the prevailing party shall be entitled to recover the reasonable attorneys' fees and other costs incident to such litigation, including appeals, from the losing party.

            19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year set forth above.

                                       INTELLIGENT INFORMATION INCORPORATED


                                       By: _____________________________________
     `                                         Robert M. Unnold
                                               Chief Executive Officer


                                               _________________________________
                                               Dennis M. Roland

                                   EXHIBIT B-2

                              EMPLOYMENT AGREEMENT

            AGREEMENT dated this ____ day of February, 1992, by and between INTELLIGENT INFORMATION INCORPORATED, a Delaware corporation with principal executive offices at 1315 Washington Blvd., Stamford, Connecticut 06902 ("III"), and MICHAEL J. PRYSLAK, residing at 10850 SW 42nd Street, Miami, Florida 33165 ("Employee").

                              W I T N E S S E T H :

            III is desirous of employing Employee, and Employee is desirous of being employed by III, all upon the terms and subject to the conditions hereinafter provided.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

            1. Employment. III agrees to employ Employee, and Employee agrees to be employed by III, upon the terms and subject to the conditions of this Agreement.

            2. Term. The employment of Employee by III as provided in Section 1 will be for a period of one (1) year commencing on the date hereof, unless sooner terminated as hereinafter provided (the "Term"), and shall automatically renew from year to year thereafter unless either party gives at least sixty (60) days prior written notice of termination.

            3. Duties; Best Efforts. Employee shall be responsible for maintaining and enhancing the Quote Alert System owned by III's wholly-owned subsidiary Quotes Plus..., Inc. ("QPI") and shall perform such other duties and responsibilities in reasonable support of the goals of III which may be assigned to him from time to time by the Chief Executive Officer of III. Employee shall devote an average of twenty (20) hours per week, during normal business hours, to the business and affairs of III and shall use his best efforts to advance the best interests of III.

            4. Compensation.

            (a) Base Salary. III shall pay to Employee a base salary (the "Base Salary") at a rate of $24,000 per annum, payable in equal semi-monthly installments during the Term.

            (b) Out-of-Pocket-Expenses. III shall promptly pay to Employee the reasonable expenses incurred by him in the performance of his duties hereunder, including, without limitation, those incurred in connection with business related travel or entertainment, or, if such expenses are paid directly by Employ-ee, shall promptly reimburse him for such payment, provided that Employee properly accounts therefor.

            (c) Participation in Benefit Plans. Employee shall be entitled to participate in or receive benefits under any pension plan, profit sharing plan, health and accident plan or any other employee benefit plan or arrangement made available by III to its employees, with the minimum being a paid family health plan.

            (d) Bonus. Employee shall receive a bonus of $5,000 in the event that QPI secures the extension of the ongoing pilot programs with the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc. and the Options Price Reporting Authority.

            5. Termination. Employee's employment hereunder shall be terminated upon Employee's death and may be terminated as follows:

            (a) In the event that Employee hereafter (i) shall fail to comply with any of the material terms of this Agreement, (ii) shall fail to perform his duties hereunder, (iii) shall disregard policy directions from the President or the Board of Directors of III, (iv) shall engage, in his capacity as an employee of III, in gross misconduct injurious to III or (v) shall be convicted of a crime involving moral turpitude.

            (b) Upon not less than thirty (30) days' written notice in the event that (i) Employee shall have become so incapacitated as to be unable to resume within the ensuing six (6) months his employment hereunder by reason of physical or mental illness or injury or (ii) Employee shall not have substantially performed his duties hereunder for three (3) consecutive months by reason of any such physical or mental illness or injury.

            If Employee disputes any termination pursuant to this Section 5, either Employee or III may seek to have such dispute adjudicated by arbitration in accordance with the then existing rules of the American Arbitration Association.

            6. Covenant Regarding Inventions and Copyrights. Employee shall disclose promptly to III any and all inventions, discoveries, improvements and patentable or copyrightable works initiated, conceived or made by him, either alone or in conjunction with others, during the Term and related to the business or activities of III, and he assigns all of his interest therein to III or its nominee; whenever requested to do so by III, Employee shall execute any and all applications, assignments or other instruments which III shall deem necessary to apply for and obtain letters patent or copyrights of the United States or any foreign country, or otherwise protect III's interest therein.

These obligations shall continue beyond the conclusion of the Term with respect to inventions, discoveries, improvements or copyrightable works initiated, conceived or made by Employee during the Term and shall be binding upon Employee's assigns, executors, administrators and other legal representatives.

            7. Protection of Confidential Information. Employee acknowledges that he has been and will be provided with information about, and his employment by III will, throughout the Term, bring him into close contact with, many confidential affairs of III, including proprietary information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods, plans for future developments and other information not readily available to the public, all of which are highly confidential and proprietary and all of which were developed by III at great effort and expense. Employee further acknowledges that the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary and intellectual character, that the business of III will be conducted throughout the world (the "Territory"), that its products will be marketed throughout the Territory, that III competes and will compete in nearly all of its business activities with other organizations which are located in nearly any part of the Territory and that the nature of the relationship of Employee with III is such that Employee is capable of competing with III from nearly any location in the Territory. In recognition of the foregoing, Employee covenants and agrees:

                  (i) That he will keep secret all confidential matters of III and not disclose them to anyone outside of III, either during or after the Term, except with III's prior written consent;

                  (ii) That he will not make use of any of such confidential matters for his own purposes or the benefit of anyone other than III; and

                  (iii) That he will deliver promptly to III on termination of this Agreement, or at any time III may so request, all confidential memoranda, notes, records, reports and other confidential documents (and all copies thereof) relating to the business of III, which he may then possess or have under his control.

            8. Restriction on Competition. In recognition of the considerations described in Section 7 hereof and that the following covenant is a specific condition for the purchase by III of all of the shares of the capital stock of QPI owned by Employee, Employee covenants and agrees that, during the Term and for a period of two (2) years thereafter, Employee will not, directly or indirectly, (A) enter into the employ of, or render any services to, any person, firm or corporation engaged in any business competitive with the business of III or QPI in any part of the Territory in which III or QPI is actively engaged, or proposes to engage, in business on the date of termination; (B) engage in any such business for his own account; (C) become interested in any such business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor, franchisee or in any other relationship or capacity; (D) contact or solicit, or attempt to contact or solicit, any person, business or enterprise which has been contacted, orally or in writing, by III or QPI as a potential customer on or prior to the date of termination; or (E) hire, subcontract, employ or engage, or contact or solicit, or attempt to contact or solicit, for the purpose of hiring, contracting, employing or engaging, any person or entity who was an employee or subcontractor of III or QPI on or prior to the date of termination; provided, however, that (x) the provisions of clause (A) shall not be deemed to preclude Employee from engagement by a corporation some of the activities of which are competitive with the business of III or QPI if Employee's engagement does not relate, directly or indirectly, to such competitive business and (y) nothing contained in this Section 8 shall be deemed to prohibit Employee from acquiring or holding, solely for investment, publicly traded securities of any corporation some of the activities of which are competitive with the business of III so long as such securities do not, in the aggregate, constitute more than 2% of any class or series of outstanding securities of such corporation. Notwithstanding the foregoing, in the event III commits a material breach of its obligations under this Agreement and its obligations to make the payments specified in Section 1.2 of that certain Stock Purchase Agreement dated February __, 1992 by and among III, Employee and Dennis
M. Roland, the restrictions set forth in this Section 8 shall terminate.

            9. Specific Remedies. If Employee commits a breach of any of the provisions of Sections 6, 7 or 8 hereof, such violation shall be deemed to be grounds for termination pursuant to Section 5(a) hereof and III shall have (i) the right to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach will cause irreparable injury to III and that money damages will not provide an adequate remedy to III, and (ii) the right to require Employee to account for and pay over to III all compensation, profits, monies, accruals, increments and other benefits (collectively "Benefits") derived or received by Employee as a result of any transaction constituting a breach of any of the provisions of Sections 6, 7 or 8, and Employee hereby agrees to account for and pay over such Benefits to III.

            10. Independence, Severability and Non-Exclusivity. Each of the rights enumerated in Sections 6, 7 or 8 hereof and the remedies enumerated in Section 9 hereof shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to III at law or in equity. If any of the covenants contained in Sections 6, 7 or 8, or any part of any of them, is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants or rights or remedies which shall be given full effect without regard to the invalid portions. The parties intend to and do hereby confer jurisdiction to enforce the covenants contained in Sections 6, 7 or 8 and the remedies enumerated in Section 9 upon the courts of any state of the United States and any other governmental jurisdiction within the geographical scope of such covenants. If any of the covenants contained in Sections 6, 7 or 8 is held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form said provision shall then be enforceable. No such holding of invalidity or unenforceability in one jurisdiction shall bar or in any way affect III's right to the relief provided in Section 9 or otherwise in the courts of any other state or jurisdiction within the geographical scope of such covenants as to breaches of such covenants in such other respective states or jurisdictions, such covenants being, for this purpose, severable into diverse and independent covenants.

            11. Successors; Binding Agreement. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective personal or legal representatives, executors, administrators, administrators cta, successors, heirs, distributees, devisees, legatees, successors and assigns.

            12. Notices. All notices, consents or other communications required or permitted to be given by any party hereunder shall be in writing (including telecopy or other similar writing) and shall be given by personal delivery, certified or registered mail, postage prepaid, or telecopy (or other similar writing) as follows:

            To III:

                        1315 Washington Blvd.
                        Stamford, Connecticut
                        Attn: Mr. Robert M. Unnold
                              Chief Executive Officer
                        Telecopy: 800-554-9157

            With a copy to:

                        Brown Raysman & Millstein
                        120 West 45th Street
                        New York, New York 10036
                        Attn: Michael Hirschberg, Esq.
                        Telecopy: 212-840-2429

            To Employee:

                        10850 SW 42nd Street
                        Miami, Florida 33165
                        Telecopy: 305-223-5671

            With a copy to:

                        Edmund P. Russo, Esq.
                        Russo & Baker, P.A.
                        4675 Ponce de Leon Blvd., Suite 301
                        Coral Gables, Florida 33146
                        Telecopy: (305) 665-4011

or at such other address or telecopy number (or other similar number) as either party may from time to time specify to the other. Any notice, consent or other communication required or permitted to be given hereunder shall have been deemed to be given on the date of mailing, personal delivery or telecopy or other similar means (provided the appropriate answerback is received) thereof and shall be conclusively presumed to have been received on the second business day following the date of mailing or, in the case of personal delivery or telecopy or other similar means, the day of delivery thereof, except that a change of address shall not be effective until actually received.

            13. Modifications and Waivers. No term, provision or condition of this Agreement may be modified or discharged unless such modification or discharge is authorized by the Board of Directors of III and is agreed to in writing and signed by Employee. No waiver by either party hereto of any breach by the other party hereto of any term, provision or condition of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

            14. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto relating to the subject matter hereof, superseding all negotiations, prior discussions, preliminary agreements and agreements relating to the subject matter hereof made prior to the date hereof.

            15. Law Governing. Except as otherwise explicitly noted, this Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflicts of law).

            16. Invalidity. Except as otherwise specified herein, the invalidity or unenforceability of any term or terms of this Agreement shall not invalidate, make unenforceable or otherwise affect any other term of this Agreement which shall remain in full force and effect.

            17. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            18. Attorneys' Fees. In the event of any litigation hereunder, the prevailing party shall be entitled to recover the reasonable attorneys' fees and other costs incident to such litigation, including appeals, from the losing party.

            19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year set forth above.

                                       INTELLIGENT INFORMATION INCORPORATED

                                       By:______________________________________
                                               Robert M. Unnold
                                               Chief Executive Officer


                                          ______________________________________
                                               Michael J. Pryslak

                                    EXHIBIT C

                                     RELEASE

            In consideration for the acquisition by Intelligent Information Incorporated ("III") of all of the shares of capital stock of Quotes, Plus. . ., Inc. ("QPI") owned by the undersigned and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby fully and forever releases, remises and discharges QPI and its successors and assigns from any and all claims that the undersigned has had, may have had or now has against QPI for or by reason of any matter, cause or thing whatsoever.

            The undersigned represents and warrants that he has not assigned or in any other way conveyed, transferred or encumbered all or any portion of the claims or rights covered by this Release.

            IN WITNESS WHEREOF, the undersigned has duly executed this Release this 27th day of February, 1992.


                                          ______________________________________
                                               Michael J. Pryslak


Sworn to before me this
27th day of February, 1992


_____________________________
Notary Public

                                     RELEASE

            In consideration for the acquisition by Intelligent Information Incorporated ("III") of all of the shares of capital stock of Quotes, Plus. .
 ., Inc. ("QPI") owned by the undersigned and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby fully and forever releases, remises and discharges QPI and its successors and assigns from any and all claims that the undersigned has had, may have had or now has against QPI for or by reason of any matter, cause or thing whatsoever.

            The undersigned represents and warrants that he has not assigned or in any other way conveyed, transferred or encumbered all or any portion of the claims or rights covered by this Release.

            IN WITNESS WHEREOF, the undersigned has duly executed this Release this 27th day of February, 1992.


                                          ______________________________________
                                               Dennis M. Roland


Sworn to before me this
27th day of February, 1992

____________________________
Notary Public

                                    EXHIBIT D

                                                   February __, 1992

Mr. Michael Jr. Pryslak
10850 SW 42nd Street
Miami, Florida 33165

Mr. Dennis M. Roland
2020 South Fairplay Street
Aurora, Colorado 80014-4526

            Re: Stock Purchase Agreement by and among Intelligent Information Incorporated, Michael J. Pryslak and Dennis M. Roland

Gentlemen:

            We are counsel to Intelligent Information Incorporated, a Delaware corporation ("III"), in connection with that certain Stock Purchase Agreement (the "Agreement") dated February __, 1992 by and among III, Michael J. Pryslak and Dennis Roland (the "Sellers"), and in connection with the consummation of the transactions contemplated by the Agreement.

            In so acting and as a basis for the opinions expressed below, we have examined executed copies of the Agreement and the documents delivered in connection with the Agreement (the "Documents"), certified copies of the Certificate of Incorporation and By-Laws of III, minutes of the meetings of the Board of Directors and stockholders of III and original or photostatic copies of such other records and other documents as we have deemed relevant and necessary for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to such opinions, we have relied upon certificates of officers of III and certificates of public officials of the State of Delaware.

            For purposes of the opinions expressed below, we have assumed that the Sellers have all requisite power and authority and have taken all necessary action to authorize, execute and deliver the Agreement and to consummate the transactions contemplated thereby.

Michael J. Pryslak                     -2-                     February __, 1992
Dennis M. Roland


            Terms which are not otherwise defined herein have the respective meanings ascribed to them in the Agreement.

            Based upon and subject to the foregoing, we are of the opinion that:

            (1) III is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own or lease its properties and assets and to carry on its business as now conducted.

            (2) III has full corporate power and authority to execute and deliver the Agreement and the Documents and to carry out the transactions contemplated thereby. III has duly authorized the execution and delivery of the Agreement and the Documents and the transactions contemplated thereby, and no other corporate proceedings on the part of III are necessary to authorize the Agreement and the Documents and the transactions contemplated thereby. The Agreement and the Documents have been duly executed and delivered by III and constitute the valid and binding obligation of III enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by any applicable bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights generally and except as such terms may be limited by the application of such general principles of equity as a court with proper jurisdiction may apply.

            (3) The execution, delivery and performance of the Agreement and the Documents and the consummation of the transactions contemplated thereby will not result in a breach in the terms or conditions of, or constitute a default under, or violate, as the case may be: (a) any provision of any law, regulation or ordinance, (b) the Certificate of Incorporation or By-Laws of III, (c) any agreement, lease, mortgage or other instrument or undertaking, oral or written, of which we are aware, to which III is a party or by which it or its properties or assets is or may be bound or affected or (d) any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body.

            We are counsel admitted to practice only in the State of New York, and we express no opinion as to the applicable laws of any jurisdiction other than those of the State of New York and the United States of America and the General Corporation Law of the State of Delaware. This opinion has been delivered for your

Michael J. Pryslak                     -3-                     February __, 1992
Dennis M. Roland


use only in connection with the consummation of the transactions contemplated by the Agreement and may not be relied upon by any other person.

                                       Very truly yours,


                                       BROWN RAYSMAN & MILLSTEIN

                                    EXHIBIT E

                       ASSIGNMENT OF PROPRIETARY PROPERTY

            For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, MICHAEL J. PRYSLAK and DENNIS M. ROLAND (the "Assignors"), pursuant to that certain Stock Purchase Agreement dated February 27, 1992 by and among Intelligent Information Incorporated and the Assignors (the "Agreement"), hereby sell, convey, transfer, assign and deliver to QUOTES, PLUS. . ., INC. (the "Company") all of Assignors' right, title and interest in and to the proprietary property more particularly described in Section 2.7 to the Agreement and the related Schedule thereto (the "Proprietary Property"), including, but not limited to, the following:

                  (i) the computer software program, routines and components known collectively as the "Quote Alert System" and all programs, routines and components relating thereto, including, but not limited to, all present and predecessor versions of such programs, routines and components (whether or not actually marketed), related source and object code, all specifications, documentation and written descriptions of such programs, products or components thereof, in each case owned by the Assignors and used in the business of the Company (the "Programs");

                  (ii) all trade names and trade and service marks and applications and licenses relating to the Programs, and all writings relating to the Programs for which copyright is claimed, including, but not limited to, (A) the pending trademark/service mark application for the mark "Quote Alert" which was filed by Michael J. Pryslak on October 18, 1990 with the United States Patent and Trademark Office, and now assigned Serial Number 74/10B661 and (B) the Certificate of Copyright Registration, Registration Number TX 2-787-062, effective March 3, 1990, issued by the United States Copyright Office to the Company; and

                  (iii) any and all other technical knowledge, proprietary rights, patented or unpatented inventions, trade secrets, analytical methodology, processes, data and all other information or experience possessed by the Assignors relating to the Programs or which the Assignors have the right to use, including, but not limited to, specifications, documents and written descriptions, user guides and interfaces, installation guides, narrative descriptions, screen and file layouts, logic flow diagrams, command sequences, source and load modules, output reports, test or other data, test programs, and other necessary information that is owned or used by the Assignors in connection with the Company's business.

            This Assignment may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same instrument.

            This Assignment shall be binding upon and inure to the benefit of the Assignors and the Company and their respective heirs, successors and assigns.

            This Assignment shall be governed by and construed in accordance with the laws of the State of New York (without giving effect conflicts of laws).

            If any provision of this Assignment is held invalid or unenforceable, the remainder of this Assignment and the application of provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby.

            The Assignors agree, without additional compensation, to assist the Company in claiming, perfecting and recording the assignment of the rights granted hereunder, including, without limitation, executing additional documents as requested by the Company.

            The Assignors hereby constitute and appoint the Company and its successors and assigns as the Assignors' true and lawful attorney-in-fact, with full power of substitution, to take any appropriate action in connection with said Proprietary Property, in the Company's name and stead, it being understood that the foregoing powers are coupled with an interest and are and shall be irrevocable.

            IN WITNESS WHEREOF, the undersigned have duly executed this Assignment on this 27th day of February, 1992.


                                       _________________________________________
                                       Michael J. Pryslak


                                       _________________________________________
                                       Dennis M. Roland


                                       -2-